GuideStone Funds Medium-Duration Bond Fund
(the "Fund")

CUSIP: 53217VAE9
Quarterly Report from Adviser for the Quarter Ending 12/31/2010

PROCEDURES PURSUANT TO RULE 10f-3*






(1)


Name of Underwriters


 Bank of America
Merrill Lynch
 Mitsubishi UFJ
Securities USA Inc
 RBS Securities
Corp
 Citigroup Global
Markets Inc
 DNB Nor Markets
Inc
 Goldman Sachs & Co
 JP Morgan
Securities





(2)

Name of Issuer

LIFE TECHNOLOGIES
CORP





(3)

Title of Security

LIFE 5 01/15/21





(4)

Date of Prospectus or
First Offering

12/9/2010





(5)

Amount of Total
Offering

400,000,000





(6)

Unit Price

99.556





(7)

Underwriting Spread or
Commission

0.800%





(8)

Rating

Ba1/BBB/BBB-





(9)

Maturity Date

01/15/2021





(10)

Current Yield

5.022%





(11)

Yield to Maturity

5.056%





(12)

Subordination Features

Sr. Unsecured




*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs &
Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.


PROCEDURES PURSUANT TO RULE 10f-3 - Continued








(13)

Nature of Political
Entity, if any, including
in the case of revenue
bonds, underlying entity
supplying the revenue

N/A




(14)

Total Par Value of Bonds
Purchased

700,000











(15)

Dollar Amount of Purchases
($)

696,892











(16)

Number of Shares Purchased

700,000











(17)

Years of Continuous
Operation
(excluding municipal
securities; see (25)(d)
below)

The company
has been in
continuous
operation for
greater than
three years.











(18)

% of Offering Purchased by
Fund

0.175%











(19)

% of Offering Purchased by
all other GSAM managed
Portfolios and Accounts

4.825%











(20)

Sum of (18) and (19)**

5.00%











(21)

% of Fund's Total Assets
applied to Purchase

0.34%











(22)

Name(s) of Underwriter(s)
or Dealer(s) from whom
Purchased

BOA













(23)

Is the Adviser, any Sub-
Adviser or any person of
which the Adviser or Sub-
Adviser is an "affiliated
person", a Manager or Co-
Manager of the Offering?

Yes ___X____
No________





(24)

Were Purchases Designated
as Group Sales or
otherwise allocated to the
Adviser, any Sub-Adviser
or any person of which the
Adviser or Sub-Adviser is
an "affiliated person"?

Yes_________
No ___X_____








(25)

Have the following
conditions been satisfied:




(a)	The securities were
part of an issue
registered under the
Securities Act of
1933, as amended,
which is being
offered to the
public, or were U.S.
government
securities, as
defined in Section
2(a)(29) of the
Securities Exchange
Act of 1934, or were
securities sold in an
Eligible Foreign
Offering or were
securities sold in an
Eligible Rule 144A
Offering?

Yes___X____
No_________





** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset
Management, L.P. ("GSAM") or Goldman Sachs Asset
Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment directions if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional
Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.


PROCEDURES PURSUANT TO RULE 10f-3 - Continued


(b)	The securities were
purchased prior to
the end of the first
day on which any
sales to the public
were made, at a price
that was not more
than the price paid
by each other
purchaser of
securities in that
offering or in any
concurrent offering
of the securities
(except, in the case
of an Eligible
Foreign Offering, for
any rights to
purchase required by
law to be granted to
existing security
holders of the issue)
or, if a rights
offering, the
securities were
purchased on or
before the fourth day
preceding the day on
which the rights
offering terminated.

Yes___X___
No_________




(c)	The underwriting was
a firm commitment
underwriting?

Yes___X___
No_________


(d)           With respect
to any issue of
municipal securities
to be purchased, did
the securities
receive an investment
grade rating from at
least one
unaffiliated
nationally recognized
statistical rating
organizations, or if
the issuer of the
municipal securities
to purchased, or the
entity supplying the
revenues from which
the issue is to be
paid , shall have
been in continuous
operation for less
than three years
(including the
operation of any
predecessors), did
the securities
receive one of the
three highest ratings
from one such rating
organization?


Yes__N/A__
No_________





/s/ James Clark
Portfolio Manager